Tidal Trust II 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 10, 2025, relating to the financial statements and financial highlights of Defiance Daily Target 2X Short MSTR ETF and Defiance Daily Target 2X Short SMCI ETF, each a series of Tidal Trust II, which are included in Form N-CSR for the period ended April 30, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information. We also herby consent to the reference to our firm in this Registration Statement on Form N-1A of Defiance Daily Target 2X Short RIOT ETF and Defiance Daily Target 2X Short LLY ETF, each a series of Tidal Trust II, under the headers “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

August 25, 2025